UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 28, 2005

AMN Healthcare Services, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-16753	06-1500476
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive, Suite 100 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

(866) 871-8519

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

Hurricane Wilma has caused much of Southern Florida to be without power and water utilities, resulting in significant interruptions to businesses in the area. One of the nurse recruitment brands of AMN Healthcare Services, Inc. (the “company”), Preferred Healthcare Staffing (“PHS”), is headquartered in Ft. Lauderdale, Florida, one of the areas affected. The company also has some of its O’Grady Peyton International (“OGP”) brand operations in its Ft. Lauderdale office.

All of our corporate employees and healthcare professionals working in Florida are safe. Our disaster recovery plan has been implemented, and our other offices in areas of the country have assumed the operations of our Florida office. Some PHS and OGP employees are temporarily relocating to some of our other offices in order to maintain their productivity. It is too early to assess whether the effects of Hurricane Wilma will have any impact on the company’s results for the fourth quarter of 2005 or beyond. However, at this stage, it appears unlikely that any impact would be material to our overall results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

By:	/s/ David C. Dreyer
David C. Dreyer
Chief Accounting Officer & Chief Financial Officer

Date: October 28, 2005